Exhibit 10.2

EXCLUSIVE TECHNOLOGY SERVICE AGREEMENT

BETWEEN

    XI’AN KINGTONE INFORMATION TECHNOLOGY CO., LTD

AND

XI’AN SOFTECH CO., LTD

December 15, 2009

Exclusive Technology Service Agreement

This Exclusive Technology Service Agreement (the “Agreement”) is entered into as of December 15, 2009 in Xi’an by:

Party A

Xi’an Kingtone Information Technology Co., Ltd (hereinafter referred to as “Kingtone Information”) is an enterprise limited by shares which is incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China. The registration number of its legal and valid Business License is 610131100001233 and the legal registered address is the 3/F of District A, the Industry Office Building, No.181 of Tai Bai Southern Road, Xi’an City, China.

and

Party B

Xi’an Softech Co., Ltd is a wholly-foreign owned enterprise registered in, and the registration number of its legal and valid Business License is 610100400006807 and its legal address is 3/F of District A, the Industry Office Building, No.181 of Tai Bai Southern Road, Xi’an City, China.

Whereas, Party A and Party B (collectively the “Parties”) intend to promote the development of their businesses through mutual cooperation and utilization of their advantages.

Therefore, the Parties agree as follows after friendly consultation through the principle of equality and mutual benefit.

Article 1      Technology Service

1.1          Party A hereby agree to engage Party B as the exclusive and sole technology service provider of Party A, and Party B hereof agree to accept such engagement.

1.2          Party A further agrees that, without prior written consent of Party B, during the term of this Agreement, Party A shall not engage any third party as the technology service provider of Party A.
1.3          Party A agrees that Part B has right to provide the same or similar technology services under this Agreement to any third party and also has right to appoint other person of parties to provide the technology services to Party A under this Agreement.

Article 2      Scope of Technolgy Service

2.1          During the term of this Agreement, Party B agrees to provide relevant technology services to Party A in accordance with the relevant terms and conditions of this Agreement (The scope of technology service is referred hereto as Exhibit A).

Article 3      Service Fee

3.1          Party B shall provide the statement of account to Party A pursuant to the price recognized by the Parties and the working amont provided by Party B. Party A shall pay the relevant service fees pursuant to the date and the amount indicated in the statement of account provided by Party B. Party A and Party B may make other arragements on the payment of service fee at any time through the mutual consent.

3.2          Party A hereto agrees and warrants that Party A shall pay off all the Service Fees pursuant to the Clause 3.1 above to Party B firstly, then Party A may pay the management fees to Party B in accordance with the Entrusted Management Agreement, by and among Party A, Li Tao and other individuals, Xi’an TechTeam Investment Holding Group Company, Shenzhen Capital Group Co., Ltd, Xi’an Hongtu Capital Co., Ltd, Shaanxi Yuanxing Science and Technology Co., Ltd, Party B on December 15, 2009 in Xi’an.

Article 4      Intellectual Property

4.1          The Parties hereby understand and agree that the technical datas, software, discovery, invention, development, commercial secrets, copyrights, documments and other materials prepared or improved by Party B which are used to provide the technolgy services under this Agreement shall exclusively belong to Party B, no matter whether the foregoing materials are protected by copyright or patent right.

4.2          Provided that Party A improves the foregoing materials , such development results shall be soly owned by Party B. Party A hereby tranfer all the rights, ownerships and interests in connection with such improvement to Party B.

Article 5      Representations and Warranties

5.1          Party A hereto hereby make the following representations and warranties to Party B as of the date of this Agreement that:

(a)         Party A is an enterprise limited by shares which is incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China;
(b)         Party A has the right to enter into the Agreement and the ability to perform the same; and the execution and delivery of this Agreement by Party A have been duly authorized by all necessary corporate action;

(c)         the execution and delivery of this Agreement will not violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;
(d)         the provisions of this Agreement constitute legal, valid and binding obligations on Party A upon the execution;

5.2          Party B hereto hereby make the following representations and warranties to Party A as of the date of this Agreement that:

(a)         Party B is a wholy foreign-owned enterprise which is incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China;
(b)        Party B has the right to enter into the Agreement and the ability to perform the same; and the execution and delivery of this Agreement by Party B have been duly authorized by all necessary corporate action;
(c)         the execution and delivery of this Agreement will not violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;
(d)         the provisions of this Agreement constitute legal, valid and binding obligations on Party B upon the execution;

Article 6      Effectiveness and Termination

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with seals affixed and shall be terminated when any of the the following happens,

(a)         the winding up of Party A, or
(b)         the date on which Party B completes the acquisition of Party A, or
(c)         the termination date of this Agreement to be otherwise determined by the Parties hereto.

Article 7      Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 8      Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 9      Confidentiality

9.1          The parties hereto agree to cause its employees or representatives who has access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities.

9.2          The obligations of confidentiality under Section 1 of this Article shall survive after the termination of this Agreement.

Article 10      Applicable Law and Dispute Resolution

10.1        The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

10.2        The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission in accordance with its rules. The arbitration award shall be final, conclusive and binding upon both Parties.

Article 11      Non-transferability

Unless otherwise specified under this Agreement, no party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other party.

Article 12      Severability

12.1        Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

12.2        In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 13      Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

Article 14      Miscellaneous

14.1        Any and all taxes arising from execution and performance of this Agreement and during the course of providing service shall be borne by the Parties respectively pursuant to the provisions of laws and regulations.

14.2        Any amendment entered into by the parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

14.3        This Agreement is executed by Chinese and English in duplicate and both the English version and Chinese version shall have the same effect. Each of the original Chinese and English versions of this Agreement shall be executed in two copies. Each party shall hold one original for each version.
(This space intentionally left blank)

IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Party A: Xi’an Kingtone Information Technology Co., Ltd

(Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Li Tao

PARTY B: Xi’an Softech Co., Ltd.

(Seal)

Legal Representative/Authorized Representative

(Signature):	/s/ Wang Wan Jiao

Exhibit A

Scope of Service

Party B shall provide the following services to Party A:

Consultation of the research and development of information management technology;
Consultation of production of software products;
Consultation of communication technology and computer network engineering;
Other services required by Party A